Exhibit 99.1



         [LETTERHEAD OF CARDINAL HEALTH, INC.]

                                  NEWS RELEASE


                                  FOR IMMEDIATE RELEASE
                                  MONDAY, APRIL 22, 1996

                                  For Additional Information, Contact:


                                  Debra Dendahl Hadley
                                  Director, Investor Relations
                                  (614) 717-7481


              THIRD QUARTER EARNINGS IMPROVE 23% AT CARDINAL HEALTH


              DUBLIN, OHIO, APRIL 22,1996 -- Cardinal Health, Inc. (NYSE: CAH) today reported record earnings for the third quarter of its fiscal year 1996. The company's net earnings of $36.8 million for the quarter ended March 31, 1996 were 23% higher than the $30.0 million recorded in the third quarter of 1995. Fully diluted earnings per share were $.75 in the most recent quarter, an increase of 23% from $.61 earned in the third quarter last year. For the first nine months of fiscal 1996, Cardinal earned $90.8 million, or $1.85 per share, versus $74.6 million, or $1.54 per share in the comparable period last year. Results for prior periods have been restated to reflect the November 1995 acquisition of Medicine Shoppe International, Inc. which was accounted for on a pooling of interests basis. Current year results expressed in the text of this release exclude the effect of a one-time charge of $11.8 million, net of tax, related to that merger recorded in the second quarter of fiscal 1996.

              The earnings improvement was driven by the combination of rising revenues and a stable gross margin, complemented by improved expense control. Revenues in the third quarter of fiscal 1996 rose 10% from the prior year to $2.2 billion. The company's gross margin was 6.85% in the most recent quarter compared with 6.90% in the prior year. Expenses increased only 3%, resulting in an expense to revenue ratio of 3.82% in the third quarter of 1996, down from 4.08% in the same period last year. Not included in revenues were $1.6 billion of brokerage shipments to retail drug chain warehouses, a 31% increase compared with the first nine months of fiscal 1995.

              Return on revenues continued to improve in the third quarter and first nine months of 1996. Earnings before income taxes rose to 2.81% of revenues in the most recent quarter, up from 2.55% in the year-ago period. For the first nine months of 1996, the ratio of earnings before income taxes to revenues was 2.40% versus 2.17% for the same period in 1995. Return on average shareholders' equity in the third quarter of fiscal 1996 rose to 21.3%, up from 20.5% in the comparable prior year quarter.

                                  -- more --






              "We are very pleased with our continued progress in driving profitability and return on investment levels higher," commented Robert D. Walter, chairman and chief executive officer of Cardinal Health, Inc. "We have made excellent progress in controlling expense growth, with the majority of the improvement coming from greater efficiencies in distribution. As a result, operating earnings per employee increased 8% from the year ago measurement."

              The company continues to make significant investments in information systems development and distribution operations. Year-to-date, Cardinal's capital expenditures total $50 million, a 126% increase from the same period last year. At quarter-end, the number of customers using CardinalCHOICE Trademark systems increased to 4,820 up 36% from the same time last year. During the quarter, an advanced warehouse automation system came fully on-line at the company's largest facility, located in Boston. Numerous other initiatives related to the automation or consolidation of facilities are currently underway.

              Cardinal's balance sheet at quarter-end was very sound. The company had a net debt to total capital ratio of 24.7% at March 31, 1996, down from 30.9% one year before. Shareholders' equity to total assets at the end of the third quarter of fiscal 1996 measured 32.0%, and total capital to total assets on that date was 48.3%.

              Medicine Shoppe International, Inc., Cardinal's wholly-owned apothecary style retail pharmacy franchisor, continues to meet expectations. Medicine Shoppe, which is currently celebrating its 25th anniversary, added a total of 23 new stores (16 domestic and 7 foreign) to its operations during the third quarter. In addition, the first Medicine Shoppe Registered Pharmacy in Indonesia opened earlier this month. Cardinal Health, which was already the designated provider to Medicine Shoppe Pharmacies in nine states, recently became the designated provider in an additional six states. As a result, the company's volume of business with Medicine Shoppe has expanded to approximately $350 million annually.

              On February 7, 1996, Cardinal Health and Pyxis Corporation announced the signing of a definitive agreement with respect to a merger in which Pyxis will become a wholly-owned subsidiary of Cardinal. On April 26, 1996, special meetings of the shareholders of both companies will be held to vote on this transaction. Cardinal currently expects to complete this transaction within ten business days from the date of the special shareholders' meetings.

              Cardinal Health, Inc., based in Dublin, Ohio, is one of the country's largest heath care service providers. The company provides an array of value-added pharmaceutical distribution services to a broad base of customers nationwide including hospitals, independent and chain pharmacies, managed care facilities, alternate care centers, and the pharmacy departments of supermarkets and mass merchandisers. The company is also a franchisor of apothecary-style pharmacies through its wholly-owned subsidiary, Medicine Shoppe International, Inc.



                                  -- more --

   [LOGO OF CARDINAL HEALTH, INC.]
   CARDINAL HEALTH, INC.
   CONSOLIDATED STATEMENTS OF EARNINGS
   (in thousands, except per share amounts)

                                           THIRD QUARTER (UNAUDITED)
                              ------------------------------------------------------------
                                March 31,      % of       March 31,    % of
                                  1996     Net Revenues     1995     Net Revenues % Change
                              ------------------------------------------------------------
   Net Revenues               $ 2,202,804    100.00%     $2,001,250    100.00%       10%

   Cost of Products Sold        2,051,878     93.15%      1,863,258     93.10%       10%

                               ----------                 --------
   Gross Margin                   150,926      6.85%       137,992       6.90%        9%

   S, G & A Expenses               84,117      3.82%        81,660       4.08%        3%

                               ----------                 --------
   Operating Earnings              66,809      3.03%        56,332       2.82%       19%

   Other Income (Expense);
     Interest Expense              (6,037)     0.27%        (6,443)      0.32%       (6)%
     Other, net                     1,072      0.05%         1,041       0.05%        3%

                               ----------                 --------

   Earnings Before Income
     Taxes                         61,844      2.81%        50,930       2.55%       21%

   Provision for Income
     Taxes                         25,047      1.14%        20,944       1.05%       20%

                               ----------                 --------
   Net Earnings               $    36,797      1.67%     $  29,986       1.50%       23%
                               ==========                 ========


   Earnings Per Common Share:
        Primary               $      0.75                $    0.61                   23%
        Fully Diluted         $      0.75                $    0.61                   23%


   Weighted Average Number
     of Shares Outstanding:
        Primary                    49,157                   49,170
        Fully Diluted              49,224                   49,178

                                  -- more --

  [LOGO OF CARDINAL HEALTH, INC.]
  CARDINAL HEALTH, INC.
  CONSOLIDATED STATEMENTS OF EARNINGS
  (in thousands, except per share amounts)

                                              YEAR-TO-DATE (unaudited)
                           -------------------------------------------------------------
                           March 31,      % of       March 31,       % of
                             1996     Net Revenues     1995      Net Revenues   % Change
                           -------------------------------------------------------------
  Net Revenues            $6,381,569     100.00%    $5,832,645      100.00%         9%

  Cost of Products Sold    5,964,137      93.46%     5,456,944       93.56%         9%
                           ---------                 ---------
  Gross Margin               417,432       6.54%       375,701        6.44%        11%

  S, G & A Expenses          254,459       3.99%       237,842        4.08%         7%

  Merger Expenses            (16,374)

                           ---------                 ---------
  Operating Earnings         146,599       2.30%       137,859        2.36%         6%

  Other Income (Expense):
    Interest Expense         (14,278)      0.22%       (14,689)       0.25%       (3)%
    Other, net                 4,614       0.07%         3,654        0.06%        26%
                           ---------                 ---------


  Earnings Before Income
    Taxes                    136,935       2.15%       126,824        2.17%         8%

  Provision for Income
    Taxes                     57,932       0.91%        52,186        0.89%        11%
                           ---------                 ---------
  Net Earnings            $   79,003       1.24%    $   74,638        1.28%         6%
                           =========                 =========

  Earnings Per Common
    Share:
    Primary               $     1.61                $     1.54                      5%
    Fully Diluted         $     1.61                $     1.54                      5%

  /------------------------------------------------------------------------------------/
  /Pro Forma Earnings                                                                  /
  / Before Income                                                                      /
  / Taxes(a)              $  153,309       2.40%    $  126,824        2.17%        21% /
  /                                                                                    /
  /Pro Forma Earnings(a)  $   90,803       1.42%    $   74,638        1.28%        22% /
  /                                                                                    /
  /Pro Forma Earnings                                                                  /
  /  Per Common Share(a)                                                               /
  /  Primary              $     1.85                $     1.54                     20% /
  /  Fully Diluted        $     1.85                $     1.54                     20% /
  /------------------------------------------------------------------------------------/

  Weighted Average Number
    of Shares Outstanding:
    Primary                   49,060                    48,478
    Fully Diluted             49,100                    48,522

  (a) Pro forma earnings before income taxes, earnings and earnings per Common Share exclude the effect of Medicine Shoppe Merger costs of approximately $16,374,000 ($11,800,000, net of tax) recorded during the three months ended December 31, 1995.

                                  -- more --

  [LOGO OF CARDINAL HEALTH, INC.]

                                             CARDINAL HEALTH, INC.
                                          CONSOLIDATED BALANCE SHEETS
                                                    ($000's)

                                                  (UNAUDITED)

                                     March 31,       June 30,        March 31,
                                       1996            1995            1995
                                   ------------    ------------    ------------
  ASSETS
  ------

  CURRENT ASSETS

  Cash and Equivalents and
    Marketable Securities           $  129,480      $   83,220      $   61,488
  Trade Receivables                    560,495         529,672         535,840
  Merchandise Inventories            1,232,641       1,071,811       1,086,235
  Prepaid Expenses and Other            30,855          25,472          30,084
                                     ---------       ---------       ---------
    Total Current Assets             1,953,471       1,710,175       1,713,647

  Property and Equipment - at Cost     228,727         183,287         163,280
  Less:  Accumulated Depreciation
    and Amortization                   (98,477)        (86,205)        (83,225)
                                     ---------       ---------       ---------
  Property and Equipment - Net         130,250          97,082          80,055

  Finance Notes and Accrued Interest
    Receivable                          29,019          27,278          27,553
  Intangibles and Other                 87,809          85,141          83,383
                                     ---------       ---------       ---------
  TOTAL ASSETS                      $2,200,549      $1,919,676      $1,904,638
                                     =========       =========       =========


  LIABILITIES AND SHAREHOLDERS'
    EQUITY
  -----------------------------

  CURRENT LIABILITIES

  Notes Payable - Banks             $      -        $    3,000      $  117,000
  Current Portion of Long-Term
    Obligations                        101,963           2,083           2,160
  Accounts Payable                   1,001,205         952,206         867,207
  Other Accrued Liabilities            118,691         116,789         106,425
                                     ---------       ---------       ---------
    Total Current Liabilities        1,221,859       1,074,078       1,092,792

  Long-Term Obligations, Less
    Current Portion                    257,943         209,202         210,161
  Deferred Taxes and Other
    Liabilities                         17,422          12,710           2,948

  Common Shares - Without Par Value    368,184         360,468         357,905
  Retained Earnings                    343,203         270,363         247,894
  Common Shares in Treasury - At Cost   (4,889)         (4,011)         (3,790)
  Unamortized Value of Restricted
    Stock Awards                        (3,173)         (3,134)         (3,272)
                                     ---------       ---------       ---------
  Total Shareholders' Equity           703,325         623,686         598,737
                                     ---------       ---------       ---------

  TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY            $2,200,549      $1,919,676      $1,904,638
                                     =========       =========       =========
                                    March/June      March/March
                                    Difference      Difference
                                    ----------      -----------
  ASSETS
  ------

  CURRENT ASSETS
  Cash and Equivalents and
    Marketable Securities             $ 46,260       $  67,992
  Trade Receivables                     30,823          24,655
  Merchandise Inventories              160,830         146,406
  Prepaid Expenses and Other             5,383             771
                                      --------       ---------
    Total Current Assets               243,296         239,824

  Property and Equipment - at Cost      45,440          65,447
  Less:  Accumulated Depreciation
    and Amortization                   (12,272)        (15,252)
                                      --------       ---------
  Property and Equipment - Net          33,168          50,195

  Finance Notes and Accrued Interest
    Receivable                           1,741           1,466
  Intangibles and Other                  2,668           4,426
                                      --------       ---------
  TOTAL ASSETS                        $280,873       $ 295,911
                                      ========       =========

  LIABILITIES AND SHAREHOLDERS'
    EQUITY
  -----------------------------

  CURRENT LIABILITIES

  Notes Payable - Banks               $ (3,000)      $(117,000)
  Current Portion of Long-Term
    Obligations                         99,880          99,803
  Accounts Payable                      48,999         133,998
  Other Accrued Liabilities              1,902          12,266
                                       -------        --------
    Total Current Liabilities          147,781         129,067

  Long-Term Obligations, Less
    Current Portion                     48,741          47,782
  Deferred Taxes and Other
    Liabilities                          4,712          14,474

  Common Shares - Without Par Value      7,716          10,279
  Retained Earnings                     72,840          95,309
  Common Shares in Treasury - At Cost     (878)         (1,099)
  Unamortized Value of Restricted
    Stock Awards                           (39)             99
                                       -------        --------
  Total Shareholders' Equity            79,639         104,588
                                       -------        --------

  TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY              $280,873        $295,911
                                       =======         =======

                                                           ###